SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: October 10, 2003

(Date of earliest event reported)

Commission file number: 1-7293

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	95-2557091
(State or Incorporation)	(I.R.S. Employer Identification No.)

3820 State Street
Santa Barbara, California 93105
(Address of principal executive offices, including zip code)

(805) 563-7000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

ITEM 9.     Tenet Affiliate in New Orleans Receives Second U.S. Subpoena.

On October 10, 2003, People’s Health Network (PHN) received a second subpoena from the U.S. Attorney’s office in New Orleans seeking additional documents.  This new subpoena seeks patient information for Tenet Choices members who were admitted to an inpatient rehabilitation unit and members for whom inpatient rehabilitation services were ordered, recommended or requested and subsequently denied.  As with the first subpoena, this second one requests documents from January 1, 1999 to the present.

PHN is a New Orleans health plan management services provider in which a subsidiary of Tenet Healthcare Corporation (the “Company”) holds a 50-percent membership interest.  PHN is the management services provider for Tenet Choices Inc., a Tenet subsidiary that operates as a Medicare health maintenance organization in the greater New Orleans area.

On October 6, 2003, the Company issued a press release stating that People’s Health Network had received a subpoena from the U.S. Attorney’s office in New Orleans seeking certain records from January 1, 1999 to the present.  That first subpoena sought documents, including articles of incorporation and bylaws, membership data, agendas and minutes of meetings, and policy manuals from PHN and similar and additional documents related to several New Orleans-area independent physician associations that also hold membership interests in PHN.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Trevor Fetter
Trevor Fetter
Chief Executive Officer

Date:  October 10, 2003